[LETTERHEAD OF PATTERSON, BELKNAP, WEBB & TYLER LLP]

                                        April 5, 2004

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York 10043

Ladies and Gentlemen:

            We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the ADW Deposit Agreement (as hereinafter defined) for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 100,000,000 American Depositary Warrants (the "ADWs") to be issued under the ADW Deposit Agreement, by and among Citibank, N.A., as Warrant Depositary, societe Air France, a societe anonyme organized under the laws of The Republic of France (the "Company"), and all Holders and Beneficial Owners of ADWs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement (the "ADW Deposit Agreement"). Each ADW will represent, subject to the terms and conditions of the ADW Deposit Agreement and, if applicable, the applicable American Depositary Warrant Receipt(s) (the "ADWR(s)") representing such ADW, one (1) Warrant of the Company (the "Warrant") for the purchase, upon the terms and conditions of the Warrants, of Ordinary Shares, nominal value (euro)8.50 per share (the "Shares"), of the Company.

            Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the ADW Deposit Agreement will have been duly executed and delivered, and the Warrants will have been legally issued, we are of the opinion that the ADWs, when issued in accordance with the terms of the ADW Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders (as such term is defined in the ADW Deposit Agreement) to the rights specified in the ADW Deposit Agreement and, if applicable, the ADWR(s) evidencing the ADWs.

            This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                            Very truly yours,

                                            PATTERSON, BELKNAP, WEBB & TYLER LLP


                                            By: /s/ Herman H. Raspe
                                                --------------------------------
                                                A Member of the Firm